UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 26, 2011 (Date of earliest event reported)
Corcept Therapeutics Incorporated (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50679 (Commission File Number)	77-0487658 (IRS Employer Identification Number)

149 Commonwealth Drive, Menlo Park, CA (Address of principal executive offices)		94025 (Zip Code)
650-327-3270 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 26, 2011, we issued a press release announcing the closing of our previously announced underwritten public offering of 10,000,000 shares of our common stock, par value $0.001 per share, as well as 1,500,000 additional shares of our common stock pursuant to the full exercise of the over-allotment option granted to the underwriters, at a public offering price of $3.90 per share. Our total gross proceeds from the offering were $44.9 million. After underwriting discounts and commissions and estimated offering expenses, we received net proceeds of approximately $41.9 million.

Our press release, dated January 26, 2011, announcing the completion of the offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements made in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to the intended use of the proceeds from the offering. We will continue to need significant additional capital to fund our operations and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product candidate development programs or commercialization efforts. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. These and other risk factors are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, and subsequent SEC filings. We disclaim any intention or duty to update any forward-looking statements made in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Corcept Therapeutics Incorporated dated January 26, 2011

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2011	CORCEPT THERAPEUTICS INCORPORATED By: /s/ Caroline M. Loewy Caroline M. Loewy Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Corcept Therapeutics Incorporated dated January 26, 2011